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                         INDEPENDENT AUDITORS' CONSENT



  We consent to the use in Amendment #4 to the Registration Statement of New Directions Manufacturing, Inc. on Form SB-2 of our reports dated August 27, 1997 and November 20, 1996, appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


 /s/ Evers & Company, Ltd.
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EVERS & COMPANY, LTD.
Phoenix, Arizona
December 4, 1997